UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2013

Date of Report (date of Earliest Event Reported)

Harrison Vickers & Waterman Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-162072	26-2883037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

129 Glenwood Road, Glenwood Landing, NY 11547

(Address of principal executive offices, including zip code)

(203) 340-4123

(Registrant’s telephone number, including area code)

Sharp Performance, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2013 the Company filed a Certificate of Amendment to amend its Articles of Incorporation (the “Actions”) to: (i) change the name of the Company to Harrison Vickers & Waterman Inc.; (ii) increase the number of shares of authorized common stock of the Corporation from 74,000,000 to 2,000,000,000 shares; and (iii) effect a forward stock split of our common stock at a ratio determined by our Board of Directors of 324.5 for 1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Shareholders holding a majority of the voting rights of equity securities of the Company approved the Actions and the Plan (as defined below).

Item 8.01 Other Events.

The Company has created a 2013 Equity Incentive Plan (the “Plan”).  The aggregate number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed five million (5,000,000) shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
3.1	Certificate of Amendment to Articles of Incorporation	x

99.1	2013 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Harrison Vickers & Waterman Inc.

Date: October 25, 2013	By:	/s/ James Giordano
James Giordano, Chief Executive Officer